AMENDMENT NO. 1 TO THE
                        NOVACARE EMPLOYEE SERVICES, INC.
                             1997 STOCK OPTION PLAN


     Amendment made as of November 24, 1997 by NovaCare Employee Services, Inc. (the "Company") to the NovaCare Employee Services, Inc. 1997 Stock Option Plan (the "Plan").

                                   WITNESSETH:

         WHEREAS, the Company adopted the Plan as of February 28, 1997 to provide incentives for key employees of the Company and its subsidiary or parent corporations; and

         WHEREAS, the Company desires to amend the Plan to (i) increase the number of shares of common stock, $.01 par value, of the Company available for options and other awards under the Plan from 625,000 to 1,625,000 and (ii) limit the maximum number of options which may be granted to any person under the Plan during any fiscal year of the Company to 200,000 shares.

         NOW THEREFORE, the Company hereby amends the Plan as follows:

         1. Section 3 of the Plan is hereby deleted in its entirety and the following substituted therefor:

         "3. Stock Available for Options. There shall be available for options under the Plan a total of 1,625,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f). Shares of Stock used for purposes of the Plan may be either authorized and unissued shares or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder. The maximum number of options which may be granted to any person under the Plan during any fiscal year of the Company shall not exceed 200,000 shares."

         2. In all other respects, the Plan shall remain in full force and effect as previously written.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first above written.

                                              NOVACARE EMPLOYEE SERVICES, INC.


                                              By/s/
                                                ------------------------------
                                                Secretary